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                                                                    EXHIBIT 99.1


                                  PARCOR, INC.
                             MANAGEMENT CONSULTANTS

FREDERICK H. KURTZ, P.E.                                     777 WASHINGTON ROAD
                                                               PARLIN, NJ  08859
                                                               TEL: 732-390-7979
                                                               FAX: 732-390-5685


November 17, 1999


Mr. Patrick Nicholson, CEO
N-Viro International Corporation
3450 W. Central Avenue
Suite 328
Toledo, Ohio 43606

Dear Pat:

The situation involving Millard's work at the MCUA has placed me in a very uncomfortable position. I introduced Robin to Middlesex because of the problems they are experiencing and without any thought to a potential conflict with the interests of NVIC. Now, there is a major problem and I seem to be the cause and in the middle.

Rather than continue in this personally stressful environment, I am resigning my position as a director of NVIC effective immediately.

I have enjoyed working with you over these past years and will continue to promote the N-Viro technology wherever appropriate.

                                                Sincerely,



                                                Frederick H. Kurtz

   FHK/bpc
   cc:   Terry Logan, PhD.